CERTIFICATE OF MERGER

                                       OF

                       TELAXIS COMMUNICATIONS CORPORATION

                                  WITH AND INTO

                               YDI WIRELESS, INC.

                        (Under Section 252 of the General
                    Corporation Law of the State of Delaware)


      YDI Wireless, Inc., a Delaware corporation, hereby certifies that:

       1. The name and state of incorporation of each of the constituent corporations is as follows:

            (a) Telaxis Communications Corporation, a Massachusetts corporation ("Telaxis"); and

            (b)   YDI Wireless, Inc., a Delaware corporation ("YDI").

      2. The Agreement and Plan of Merger and Reincorporation (the "Agreement and Plan of Merger"), dated as of June 23, 2003, between Telaxis and YDI has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 (and with respect to YDI, Section 228) of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation is YDI Wireless, Inc. (the "Surviving Corporation").

      4. The Certificate of Incorporation of YDI Wireless, Inc. as in effect immediately prior to the merger shall be amended to read in its entirety as set forth in Annex 1 hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

      5. The executed Agreement and Plan of Merger is on file at the place of business of the Surviving Corporation at 20 Industrial Drive East, South Deerfield, Massachusetts 01373.

      6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.


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      7.    The total number of shares of capital stock that Telaxis is authorized to issue is 126,580,000 shares, divided into the following classes:

            100,000,000 shares of common stock, par value $0.01 per share,

            26,580,000 shares of preferred stock, par value $0.01 per share.

      8. This certificate of merger and the merger provided for herein shall become effective at 7:00 p.m., eastern time, on July 9, 2003.

      IN WITNESS WHEREOF, YDI has caused this certificate to be signed as of the 3rd day of July, 2003.


                                       YDI WIRELESS, INC.



                                       By: /s/ David L. Renauld
                                           -------------------------------------
                                           David L. Renauld
                                           Vice President

                                     ANNEX 1
                                     -------


                          CERTIFICATE OF INCORPORATION
                                       OF
                               YDI WIRELESS, INC.


            FIRST. The name of the corporation is YDI Wireless, Inc.

            SECOND. The address of the corporation's registered office in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

            THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one hundred four million five hundred thousand (104,500,000), consisting of four million five hundred thousand (4,500,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"), and one hundred million (100,000,000) shares of Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock").

            The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

            (a) The designation of the series, which may be by distinguishing number, letter or title.

            (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).


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            (c)   The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

            (d)   Dates at which dividends, if any, shall be payable.

            (e) The redemption rights and price or prices, if any, for shares of the series.

            (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

            (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

            (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

            (i) Restrictions on the issuance of shares of the same series or of any other class or series.

            (j) The voting rights, if any, of the holders of shares of the series.

      The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

      The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

      FIFTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.


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      SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation.

      SEVENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

      EIGHTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.



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